     As filed with the Securities and Exchange Commission on April 23, 2002
                                                  Registration Statement No.333-

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 --------------

                                    FORM S-3

                                 --------------


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 --------------

                              THE MEDICINES COMPANY
             (Exact name of registrant as specified in its charter)

                                 --------------

           DELAWARE                                   04-3324394
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                           FIVE SYLVAN WAY, SUITE 200
                          PARSIPPANY, NEW JERSEY 07054
                                 (973) 656-1616

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 --------------

                                CLIVE A. MEANWELL
                               EXECUTIVE CHAIRMAN
                              THE MEDICINES COMPANY
                           FIVE SYLVAN WAY, SUITE 200
                          PARSIPPANY, NEW JERSEY 07054
                                 (978) 656-1616

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                 --------------

                                   Copies to:

                             STUART M. FALBER, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                            TELEPHONE: (617) 526-6000
                            TELECOPY: (617) 526-5000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               -----------------

                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------------------
                                                                         Proposed          Proposed
                                                         Amount           Maximum           Maximum           Amount of
                                                          to be       Offering Price       Aggregate        Registration
          Title of Shares to be Registered             Registered       Per Share(1)    Offering Price(1)        Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value per share .......        4,000,000         $11.18           $44,720,000         $4,115
-------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the Nasdaq National Market on April 18, 2002.

                               -----------------

THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.

                   SUBJECT TO COMPLETION, DATED APRIL 23, 2002

                                4,000,000 Shares

                              THE MEDICINES COMPANY

                                  Common Stock


     We may offer from time to time shares of our common stock in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in a prospectus supplement.

     The common stock is quoted on the Nasdaq National Market under the symbol "MDCO." On April 22, 2002, the closing sale price of our common stock was $10.09 per share.

                               -----------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

     This prospectus may not be used to sell shares of our common stock unless it is accompanied by a prospectus supplement.

                               -----------------

                       Prospectus dated __________, 2002.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ABOUT THIS PROSPECTUS.......................................................1
THE MEDICINES COMPANY.......................................................1
RISK FACTORS................................................................2
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION..........................2
USE OF PROCEEDS.............................................................2
PLAN OF DISTRIBUTION........................................................3
LEGAL MATTERS...............................................................4
EXPERTS.....................................................................4
WHERE YOU CAN FIND MORE INFORMATION.........................................5
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................5

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf process, we may offer from time to time in one or more offerings up to a total of 4,000,000 shares of our common stock. Each time we use this prospectus to offer shares of common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

                              THE MEDICINES COMPANY

     We operate as a pharmaceutical company selling and developing products for the treatment of hospital patients. We acquire, develop and commercialize biopharmaceutical products that are in late stages of development or have been approved for marketing. We began selling Angiomax, our lead product, in U.S. hospitals in January 2001 as an anticoagulant replacement for heparin, selling $14.2 million of Angiomax in 2001. In December 2000, we received marketing approval from the United States Food and Drug Administration, or FDA, for Angiomax for use as an anticoagulant in combination with aspirin in patients with unstable angina undergoing coronary balloon angioplasty. Coronary balloon angioplasty is a procedure that is used to restore normal blood flow in an obstructed artery in the heart.

     Our sales force and marketing team are dedicated full time to selling Angiomax. These professionals are all experienced in acute care hospital marketing and are aligned to cover the 750 hospitals in the United States that perform 200 or more coronary angioplasties per year. We are seeking to broaden Angiomax sales using educational programs, preceptorships in leading medical centers, publications, clinical trials and support for investigator-initiated studies. We plan to leverage our sales presence in these hospitals by expanding the uses of Angiomax beyond the cardiac catheterization laboratory into the operating room and for the emergency treatment of ischemic heart disease patients, and by seeking to acquire and develop additional pharmaceutical products that our hospital sales force can sell. In 2002, we acquired rights from AstraZeneca AB to clevidipine, an intravenous compound for the short term control of high blood pressure, for which Phase 3 clinical trials are planned.

     We are developing Angiomax for additional potential hospital applications as a procedural anticoagulant and for use in the treatment of ischemic heart disease, a condition which occurs when organs receive an inadequate supply of oxygen as a result of decreased blood flow. As of March 15, 2002, clinical investigators had administered Angiomax to approximately 14,000 patients in clinical trials in the treatment and prevention of blood clots in a wide range of hospital applications. We believe that Angiomax can become the leading replacement for heparin in hospital care. In the United States, heparin is the most widely-used acute care anticoagulant and is used to treat over seven million hospitalized patients per year.

     Angiomax directly blocks or inhibits the actions of thrombin, a key component in the formation and growth of blood clots. Thrombin is a factor central to the clotting process because it plays an essential role in the formation of fibrin, a protein that forms the mesh of a blood clot, and because thrombin is a potent activator of platelets which clump around fibrin as a blood clot forms. By blocking thrombin directly, rather than indirectly like heparin, Angiomax inhibits the actions of thrombin both in the clot and in the blood. The inhibition of thrombin by Angiomax is reversible, which means that its thrombin-blocking effect wears off over time, allowing thrombin to again work in the clotting process. This reversibility is associated with a reduced risk of bleeding.

     In clinical trials in angioplasty, Angiomax has:

     - reduced the frequency of life-threatening coronary events including heart attack and the need for emergency coronary procedures;

     - reduced the likelihood of major bleeding and the need for blood transfusion;

     - demonstrated a predictable anticoagulant response to a specific Angiomax dose, which enables simplified dosing; and

     - been used in combination with GP IIb/IIIa inhibitors and other products used in angioplasty, demonstrating no evidence of significant interactions.

     Our strategy is to build a commercial biopharmaceutical operation by acquiring, developing and commercializing development-stage or approved products that make a clinical difference to hospitalized patients. In acquiring development-stage products, we seek to acquire late-stage products with (1) existing clinical data which provides reasonable evidence of safety and efficacy, (2) an anticipated time to market of four years or less and (3) potential cost savings to payors or improved efficiency of patient care.

     We were incorporated as a Delaware corporation in July 1996. Our principal executive offices are located at Five Sylvan Way, Suite 200, Parsippany, New Jersey 07054. Our telephone number is (973) 656-1616. We own or have rights to various trademarks and tradenames used in our business, including The Medicines Company name and logo and Angiomax(R).

                                  RISK FACTORS

     Investing in our common stock involves a high degree of risk. Please see the risk factors set forth in the prospectus supplement which accompanies this prospectus as well as our periodic reports, which have been filed with the SEC and are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. You should carefully read statements that contain these words because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control. There are a number of important factors that could cause our actual results to differ materially from the results anticipated by our forward-looking statements. The factors referenced in the section captioned "Risk Factors," as well as any cautionary language in this prospectus and in the documents we incorporate by reference in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus and in the documents we incorporate by reference could have a material adverse effect on our business, results of operations and financial position.

                                 USE OF PROCEEDS

     Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the common stock offered by this prospectus for working capital and other general corporate purposes, including funding:

     - additional clinical trials of Angiomax and other product development activities;

     - further commercialization activities of Angiomax for use in patients undergoing angioplasty; and

     - the acquisition of additional product candidates and approved products.

     We may set forth additional information on the use of net proceeds from the sale of the common stock offered by this prospectus in a prospectus supplement relating to the specific offering.

                              PLAN OF DISTRIBUTION

     We may sell the common stock offered by this prospectus in one or more of the following ways from time to time:

     -    through agents to the public or to investors;

     -    to underwriters for resale to the public or to investors; or

     -    directly to investors.

     We will set forth in a prospectus supplement the terms of the offering of the common stock, including the name or names of any agents or underwriters, the purchase price of the common stock being offered and the proceeds we will receive from the sale, any over-allotment options under which underwriters may purchase additional common stock from us, any delayed delivery arrangements, any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation, any public offering price, and any discounts or concessions allowed or reallowed or paid to dealers. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Agents

     We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell common stock on a continuing basis.

Underwriters

     If we use underwriters for a sale of common stock, the underwriters will acquire the common stock for their own account. The underwriters may resell the common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the common stock offered in an offering if they purchase any of the common stock in such offering. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Direct Sales

     We may also sell common stock directly to one or more purchasers without using underwriters or agents.

     Underwriters, dealers and agents that participate in the distribution of the common stock may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the common stock may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Trading Market

     Our common stock is listed on the Nasdaq National Market. It is possible that one or more underwriters may make a market in our common stock, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our common stock.

Stabilization Activities

     Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids, which stabilize, maintain or otherwise affect the market price of the common stock at levels above those which might otherwise prevail in the open market. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase common stock so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. These transactions may be effected on the Nasdaq National Market, in the over-the-counter market, or otherwise. If commenced, the underwriters may discontinue any of the activities at any time.

Passive Market Making

     Any underwriters and selling group members who are qualified market markers on the Nasdaq National Market may engage in passive market making transactions in the common stock on the Nasdaq National Market in accordance with Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for the common stock; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid then must be lowered when certain purchase limits are exceeded.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered by this prospectus will be passed on for us by Hale and Dorr LLP, Boston, Massachusetts. As of April 22, 2002, partners of Hale and Dorr LLP beneficially owned an aggregate of 19,055 shares of our common stock and warrants exercisable for 1,554 additional shares of our common stock.

                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file with the SEC at the public reference facility the SEC maintains at:

                  Room 1024, Judiciary Plaza
                  450 Fifth Street, N.W.
                  Washington, D.C.  20549

and you may also obtain copies of these materials by mail from the Public Reference Section of the SEC at:

                  450 Fifth Street, N.W.
                  Washington, D.C.  20549

at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     The SEC also maintains a Web site, the address of which is http://www.sec.gov. That site contains our annual, quarterly and special reports, proxy statements, information statements and other filings we make with the SEC.

     This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's Web site.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered to be part of this prospectus. The SEC filings listed below are incorporated by reference into this prospectus. In addition, all future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents. Information contained in this prospectus and information contained in our SEC filings in the future that are incorporated by reference in this prospectus automatically update and supersede information previously filed, to the extent the new information differs from or is inconsistent with the old information.

     We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

          (1)  Our Annual Report on Form 10-K for the year ended December 31,
               2001;

          (2) The description of our common stock contained in our Registration Statement on Form 8-A declared effective on July 28, 2000; and

          (3) All of our filings pursuant to the Exchange Act after the date of the filing of the initial registration statement and prior to the effectiveness of the registration statement.

     You may request a copy of these documents, which will be provided to you at no cost, by contacting:

                           The Medicines Company
                           One Cambridge Center
                           Cambridge, Massachusetts 02142
                           Attention:  Investor Relations
                           Telephone:  (617) 225-9099

         You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses to be incurred in connection with the registration of the common stock, all of which will be borne by The Medicines Company. All amounts shown are estimates except the SEC registration fee.

        SEC registration fee . . ............................  $  4,115
        Printing and engraving expenses......................    50,000
        Legal fees and expenses..............................    50,000
        Accounting fees and expenses.........................    10,000
        Miscellaneous........................................    35,885
                                                                -------
                 Total expenses..............................  $150,000


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article SEVENTH of our Third Amended and Restated Certificate of Incorporation, as amended to date (the "Charter") eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law and provides that no director of our company shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law statute prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     Article EIGHTH of our Charter provides that each of our directors and officers (a) shall be indemnified by us against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of us) threatened or brought against him by virtue of the fact that he is, or has agreed to serve as, a director or officer of our company or is serving in the position of director, officer, partner, employee or trustee of another corporation, partnership, joint venture trust or other enterprise on our behalf, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by us against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of us brought against him by virtue of the fact that he is, or has agreed to serve as, a director or officer of our company or is serving in the position of director, officer, partner, employee or trustee of another corporation, partnership, joint venture trust or other enterprise on our behalf, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by us against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     Indemnification is required to be made unless we determine that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by us that the director or officer did not meet the applicable standard of conduct required for indemnification or if we fail to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give us notice of the action for which indemnity is sought and we have the right to participate in such action or assume the defense thereof.

     Article EIGHTH of our Charter further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law statute is amended to expand the indemnification permitted to our directors or officers we must indemnify those persons to the full extent permitted by such law as so amended.

     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person has no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     We maintain a general liability insurance policy which covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

     In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Charter. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  EXHIBIT NUMBER                        DESCRIPTION

      1.1*          Form of underwriting agreement

      3.1** Third Amended and Restated Certificate of Incorporation of the Registrant.

      3.2***        Amended and Restated By-Laws of the Registrant, as amended.

      4.1** Specimen common stock certificate for shares of Common Stock, $.001 par value, of the Registrant.

      5.1           Opinion of Hale and Dorr LLP.

     23.1           Consent of Ernst & Young LLP.

     23.2           Consent of Hale and Dorr LLP (included in Exhibit 5.1).

     24.1           Power of Attorney (see page II-5 of this Registration
                    Statement).

--------------

* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with or prior to an offering of the common stock.

** Incorporated by reference to the exhibits to the Registrant's Registration Statement on Form S-1, as amended (File No. 333--37404).

*** Incorporated by reference to the exhibits to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on April 23, 2002.

                                    THE MEDICINES COMPANY

                                    By: /s/ Clive A. Meanwell
                                       -------------------------------------
                                       Clive A. Meanwell
                                       Executive Chairman

                        SIGNATURES AND POWER OF ATTORNEY

     We, the undersigned officers and directors of The Medicines Company, hereby severally constitute and appoint Clive A. Meanwell, David M. Stack, Peyton J. Marshall and Steven H. Koehler, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable The Medicines Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                              Title                               Date
        ---------                              -----                               ----
/s/ Clive A. Meanwell          Executive Chairman and Chairman of the Board    April 23, 2002
---------------------------    of Directors (Principal Executive Officer)
Clive A. Meanwell

/s/ David M. Stack             Chief Executive Officer and Director            April 23, 2002
---------------------------
David M. Stack

/s/ Steven H. Koehler          Vice President, Chief Financial                 April 23, 2002
---------------------------    Officer, Treasurer and Secretary (Principal
Steven H. Koehler              Financial and Accounting Officer)


/s/ Leonard Bell               Director                                        April 23, 2002
---------------------------
Leonard Bell

/s/ Stewart J. Hen             Director                                        April 23, 2002
---------------------------
Stewart J. Hen

                               Director                                        April __, 2002
---------------------------
M. Fazle Husain

                               Director                                        April __, 2002
---------------------------
T. Scott Johnson

/s/ Armin M. Kessler           Director                                        April 23, 2002
---------------------------
Armin M. Kessler

/s/ Nicholas J. Lowcock        Director                                        April 23, 2002
---------------------------
Nicholas J. Lowcock

/s/ James E. Thomas            Director                                        April 23, 2002
---------------------------
James E. Thomas

                                  EXHIBIT INDEX
                                  -------------

   EXHIBIT
    NUMBER                DESCRIPTION


      1.1*          Form of underwriting agreement.

      3.1** Third Amended and Restated Certificate of Incorporation of the Registrant.

      3.2***        Amended and Restated By-Laws of the Registrant, as amended.

      4.1** Specimen common stock certificate for shares of Common Stock, $.001 par value, of the Registrant.

      5.1           Opinion of Hale and Dorr LLP.

     23.1           Consent of Ernst & Young LLP.

     23.2           Consent of Hale and Dorr LLP (included in Exhibit 5.1).

     24.1           Power of Attorney (see page II-5 of this Registration
                    Statement).


* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with or prior to an offering of the common stock.

** Incorporated by reference to the exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-37404).

*** Incorporated by reference to the exhibits to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001.